$1,650,000
                                CREDIT AGREEMENT
                                 by and between
                         AeroCentury Investments VI, LLC
                                   as Borrower
                                       and
                             LANDSBANKI ISLANDS HF.
                                     as Bank


                              Dated April 19, 2006

                                TABLE OF CONTENTS
ARTICLE I   DEFINITIONS, RULES OF CONSTRUCTION....................................................................1
         Section 1.1  Definitions; Rules of Construction..........................................................1

ARTICLE II  CREDIT FACILITY.......................................................................................7
         Section 2.1.  Term Loan..................................................................................7
         Section 2.2.  Funding Procedures.........................................................................7
         Section 2.3.  Interest on Obligations....................................................................8
         Section 2.4.  Issuance of Note...........................................................................8
         Section 2.5.  Amortization...............................................................................9
         Section 2.6.  Application of Payments....................................................................9
         Section 2.7.  Computation of Interest and Fees...........................................................9
         Section 2.8.  Arrangement Fee............................................................................9
         Section 2.9.  Use of Proceeds...........................................................................10
         Section 2.10.  Prepayments..............................................................................10
         Section 2.11.  Payments.................................................................................10
         Section 2.12.  Taxes....................................................................................10
         Section 2.13.  Prepayment Premium.......................................................................11

ARTICLE III   CONDITIONS OF LENDING..............................................................................12
         Section 3.1.  Conditions Precedent to the Initial Borrowing.............................................12

ARTICLE IV   REPRESENTATIONS AND WARRANTIES......................................................................14
         Section 4.1.  Existence and Power.......................................................................14
         Section 4.2  Authorization for Borrowings; No Conflict as to Law or Agreements..........................14
         Section 4.3.  Legal Agreements..........................................................................15
         Section 4.4.  Subsidiaries..............................................................................15
         Section 4.5.  Financial Condition; No Adverse Change....................................................15
         Section 4.6.  Litigation................................................................................15
         Section 4.7.  Regulation U..............................................................................15
         Section 4.8.  Taxes.....................................................................................15
         Section 4.9.  Assignment of Beneficial Interest; Title to Collateral....................................16
         Section 4.10.  Citizenship..............................................................................16
         Section 4.11.  No Default...............................................................................16
         Section 4.12.  Special Purpose Entity...................................................................16
         Section 4.13.  Submissions to Bank......................................................................17
         Section 4.14.  Financial Solvency.......................................................................17

ARTICLE V   AFFIRMATIVE COVENANTS OF THE BORROWER................................................................18
         Section 5.1.  Reporting Requirements....................................................................18
         Section 5.2.  Books and Records; Inspection and Examination.............................................19
         Section 5.3.  Compliance with Laws......................................................................20
         Section 5.4.  Payment of Taxes and Other Claims.........................................................20
         Section 5.5.  Maintenance of Properties.................................................................20
         Section 5.6.  Insurance.................................................................................20
         Section 5.7.  Preservation of Existence.................................................................21
         Section 5.8.  Financial Covenants.......................................................................21

ARTICLE VI   NEGATIVE COVENANTS..................................................................................22
         Section 6.1.  Liens.....................................................................................22
         Section 6.2.  Indebtedness..............................................................................22
         Section 6.3.  Guaranties................................................................................22
         Section 6.4.  Investments...............................................................................22
         Section 6.5.  Sale or Transfer of Assets; Suspension of Business Operations.............................22
         Section 6.6.  Consolidation and Merger..................................................................22

ARTICLE VII REPRESENTATIONS AND COVENANTS WITH RESPECT TO COLLATERAL.............................................22
         Section 7.1.  Representations and Covenants.............................................................23

ARTICLE VIII   EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................................................26
         Section 8.1.  Events of Default.........................................................................26
         Section 8.2.  Rights and Remedies.......................................................................29
         Section 8.3.  Remarketing Period........................................................................29

ARTICLE IX  MISCELLANEOUS........................................................................................30
         Section 9.1.  No Waiver; Cumulative Remedies............................................................30
         Section 9.2.  Amendments, Requested Waivers, Etc........................................................31
         Section 9.3.  Addresses for Notices, Etc................................................................31
         Section 9.4.  Participations............................................................................31
         Section 9.5.  Disclosure of Information.................................................................31
         Section 9.6.  Costs and Expenses........................................................................31
         Section 9.7.  Indemnity.................................................................................32
         Section 9.8.  Execution in Counterparts.................................................................33
         Section 9.9.  Governing Law; Jurisdiction; Waiver of Jury Trial.........................................33
         Section 9.10.  Integration; Inconsistency...............................................................33
         Section 9.11.  Agreement Effectiveness..................................................................33
         Section 9.12.  Advice from Independent Counsel..........................................................33
         Section 9.13.  Judicial Interpretation..................................................................34
         Section 9.14.  Binding Effect; No Assignment by Borrower................................................34
         Section 9.15.  Severability of Provisions...............................................................34
         Section 9.16.  Headings.................................................................................34

EXHIBITS AND SCHEDULES
EXHIBIT A                  PROMISSORY NOTE
EXHIBIT B                  ANNUAL CERTIFICATION OF BORROWER
EXHIBIT C                  QUARTERLY CERTIFICATION OF BORROWER

                                CREDIT AGREEMENT

                  This Credit Agreement is dated as of April 19, 2006 by and between AeroCentury Investments VI, LLC, a Delaware limited liability company (the "Borrower"), and LANDSBANKI ISLANDS HF., a banking organization organized under the laws of Iceland (the "Bank").

                             BACKGROUND INFORMATION

                  The Borrower has requested a term credit facility in the amount of one million six hundred and fifty thousand U.S. dollars ($1,650,000).

                  The Bank is willing to make such a term credit facility available to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement.

                  ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS, RULES OF CONSTRUCTION

             Section 1.1 Definitions; Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in the preamble have the meanings therein assigned to them;

          (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (d) all Financial Covenants, as applied to the Borrower, shall be determined on a consolidated basis to include the financial performance of the Borrower's Subsidiaries in accordance with GAAP.

"AeroCentury II" means AeroCentury Investments II LLC, a Delaware limited liability company.

"Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls,whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests, stock or other equity interests having ordinary voting power in the election of directors of such Person, or voting power with respect to matters of governance of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or (c) each of such Person's, members, officers, directors, joint venturers and partners. For purpose of this definition, "control" of a Person shall mean possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall in no event include the Bank.

"Agreed Value" means $3,800,000, with respect to the Aircraft.

"Agreement" means this Credit Agreement and all exhibits, amendments and supplements hereto.

"Aircraft" means the aircraft leased pursuant to the Aircraft Lease Agreement and shall have the meaning set forth and described in the Aircraft Lease Agreement.

"Aircraft Lease Agreement" means that certain Aircraft Lease Agreement (MSN 239) by and between the Trustee and the Lessee relating to the lease of the Aircraft, dated as of September 26, 2001, as amended by an Amendment No. 1 to Lease Agreement (MSN 239) dated as of October 30, 2002, an Amendment No. 2 to Lease
Agreement (MSN 239) dated as of March 31, 2003, an Amendment No. 3 to Lease Agreement (MSN 239) dated as of August 29, 2003 and an Amendment No. 4 to Lease Agreement (MSN 239) dated as of March 20, 2006 (as so amended and as the same may be further amended, restated, supplemented, or otherwise modified from time to time with the prior written consent of the Bank).

"Amortization Installments" has the meaning specified in Section 2.5(a).

"Arrangement Fee" has the meaning specified in Section 2.8.

"Aviation Authority" means the Norwegian Civil Aviation Authority and the Norwegian Civil Aircraft Registry and any and all other governmental unit, agency, office or department with authority over the registration, operation, use and air worthiness of civil aircraft registered and operated in commercial passenger service in Norway.

"Bank" has the meaning specified in the preamble.

"Beneficial Interest" means all of the Borrower's right, title, claim, and interest in and to the assets held and owned by the Trustee for the benefit of the beneficiary pursuant to the Trust Agreement.

"Borrower" has the meaning specified in the preamble.

"Business Day" means any day other than a Saturday or Sunday on which commercial banks are open for business in Reykjavik, Iceland, Bulingame, California and New York, New York and, in addition, if such day relates to a Eurodollar Funding or fixing of a Eurodollar Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank eurodollar market.

"Change of Control" shall mean the Member shall no longer be the sole and exclusive member of the Borrower and owner of one hundred percent (100%) of the entire equity ownership of the Borrower. "Closing Date" means the date of this Agreement.

"Collateral" means the Aircraft, the Aircraft Lease Agreement, the Beneficial Interest, the Member's entire membership interest in the Borrower and all other assets related thereto or associated therewith as described in any Security Document.

"Collateral Assignment of Beneficial Interest" means the Assignment of Beneficial Interest of even date herewith, pursuant to which the Borrower collaterally assigns, and grants to the Bank a first perfected and prior
security  interest  in  the  Beneficial   Interest  to  secure  payment  of  the
Obligations.

"Collateral Assignment of Lease" means the Assignment of Lease from the Trustee of even date herewith, pursuant to which the Borrower collaterally assigns, and grants to the Bank a first perfected and prior security interest in, an Aircraft Lease Agreement to secure payment of the Obligations.

"Commitment Amount" means one million six hundred and fifty thousand U.S. dollars ($1,650,000).

"Credit Party" means the Borrower or the Member, as the context requires.

"Debt" of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all indebtedness secured by a lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person,
(f) all indebtedness and other  obligations of others guaranteed by such Person,
(g) all obligations of such Person to pay the deferred purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), excluding trade accounts payable incurred in the ordinary course of business, (h) all net obligations of such Person under currency, commodity or interest rate swap program or any similar agreement, arrangement or undertaking relating to fluctuations in commodity prices, currency values or interest rates,
(i) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or now drawn) and bankers' acceptances issued for the account of such Person, (j) all redeemable capital stock of such Person, (k) all obligations of such Person arising under synthetic leases and (l) all obligations of such Person to advance funds to, or purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person. For all purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer; provided, that the portion (if any) of any such Debt which exceeds the amount of such Debt as to which there is recourse to such Person shall not be included hereunder as Debt of such Person.

"Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning specified in Section 2.3(a).

"Event of Loss", with respect to the Aircraft, means the occurrence of an event specified in Section 12 of the Lease Agreement.

"Event of Default" has the meaning specified in Section 8.1.

"Facility" means the term credit facility being made available to the Borrower by the Bank pursuant hereto.

"Financial Covenant" shall mean each of the Borrower's obligations set forth in Sections 5.8.

"First Interest Only Payment Date" means April 20, 2009, provided, however that, if the Aircraft Lease Agreement is terminated on April 15, 2008, then the First Interest Only Payment Date shall mean April 20, 2008.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 4.5.

"Indemnitees" has the meaning specified in Section 9.7.

"Interest Period" means a period from the Closing Date until the one month anniversary of the Closing Date and each one month period thereafter, provided, however, that: (a) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business
Day); and (b) any Interest Period that would otherwise extend beyond the Maturity Date shall end on such Maturity Date. "Interest Rate" has the meaning specified in Section 2.3(a).

"Last Principal and Interest Payment Date" means March 20, 2009, provided, however that, if the Aircraft Lease Agreement is terminated on April 15, 2008, then the Last Principal and Interest Payment Date shall mean March 20, 2008.

"Lease Default" means the occurrence of a default or event of default or a breach under the Aircraft Lease Agreement, howsoever described or defined.

"Lessee" means Wideroe's Flyveselskap AS, a Norwegian corporation having an office at Langstranda 6, 8000 Bodo, Norway.

"LIBO Rate" means, with respect to an Interest Period, the rate obtained by adding (a) the Margin to (b) the applicable LIBOR Index Rate.

"LIBOR Index Rate" means (i) the London interbank offered rate per annum for the applicable Interest Period as such rate appears on the Bloomberg Screen, reference BBAM, (ii) if the interest rate cannot be computed as described in clause (i), the rate appearing as the rate for dollar deposits in the London interbank market with a maturity equal to the applicable Interest Period on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service that provides rate quotations), (iii) if the interest rate cannot be computed as described in clauses (i) or (ii), the rate set forth in The Wall Street Journal under the heading Money Rates and described as the "London Interbank Offered Rates (LIBOR)" for the applicable Interest Period, and (iv) if the interest rate cannot be computed as described in clause (iii), a substantially comparable rate based upon an index selected by the Bank in its reasonable discretion.


"Loan" means the term loan in the Commitment Amount being made by the Bank to the Borrower as contemplated hereby.

"Loan Documents" means this Agreement, the Note and the Security Documents.

"Margin" means three percent (3%).

"Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on: (a) the business, financial condition, operations or prospects of any Credit Party; (b) the ability of any Person (other than the Bank) to perform its obligations under any Loan Document to which it is a party;
(c) the validity, enforceability or collectibility of any Loan Document; or (d) the status, existence, perfection, priority or enforceability of any lien or security interest granted to the Bank pursuant to any Security Document.

"Maturity Date" means October 15, 2009, provided, however that, if the Aircraft Lease Agreement is terminated on April 15, 2008, then the Maturity Date shall mean October 15, 2008.

"Member" means AeroCentury Corp., a Delaware corporation, the sole member and owner of the Borrower.

"Mortgage" means the Mortgage Document dated as of April [__], 2006, pursuant to which the Trustee grants to the Bank a first priority lien on the Aircraft to secure payment of the Obligations.

"Note" means the Borrower's promissory note payable to the Bank in substantially the form of Exhibit A (as such promissory note may be amended, extended or otherwise modified from time to time).

"Obligations" means each and every debt, liability and other obligation of every type and description arising under or in connection with any of the Loan Documents which the Borrower may now or at any time hereafter owe to the Bank, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness, liabilities and obligations of the Borrower arising under or evidenced by the Note.

"Organizational Documents" means, (i) with respect to any corporation, the articles of incorporation and bylaws of such corporation, (ii) with respect to any partnership, the partnership agreement of such partnership, (iii) with respect to any limited liability company, the articles of organization and operating agreement of such company, and (iv) with respect to any entity, any and all other shareholder, partner or member control agreements and similar organizational documents relating to such entity.

"Permitted Liens" has the meaning specified in Section 6.1.


"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Pledge Agreement" means the pledge agreement of even date herewith pursuant to which the Member grants to the Bank a first priority security interest in the entire equity ownership interest in and to the Borrower to secure payment of the Obligations.

"Security Documents" means the Assignment of Beneficial Interest, the Assignment of Lease, the Mortgage, the Pledge Agreement and each and every additional agreement entered into by the Trustee or either Credit Party for the benefit of the Bank to secure payment of the Obligations.

"State  of  Registration"   means  Norway  or  such  other  country,   state  or
jurisdiction in or under the laws of which the Aircraft is registered.

"Subsidiary" of a Person means any corporation or limited liability company of which more than fifty percent (50%) of the outstanding equity or membership interests or shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors (or other governing body) of such entity, (irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

"Trust Agreement" means that certain Trust Agreement between the AeroCentury II and Wells Fargo Bank Northwest, National Association, dated as of October 26, 1999 as amended, assigned, and assumed under an Assignment and Assumption and Trust Amendment, dated as of September 8, 2000, as amended by a Trust Amendment, dated as of September 26, 2001, and as amended by an Second Assignment and Assumption and Trust Amendment dated as of April [__], 2006 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time).

"Trustee" means Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, but solely as Trustee under the Trust Agreement.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.9(a) as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                                   ARTICLE II

                                 CREDIT FACILITY

     Section 2.1. Term Loan. The Bank hereby agrees, on the terms and subject to the conditions herein set forth, to make the Loan to the Borrower in a single advance in the Commitment Amount on or about the Closing Date. The Facility is not a revolving facility and, once the Loan is funded, the Bank shall have no further obligation to make any additional advances to the Borrower under the Facility, whether or not any amounts are repaid thereunder.

     Section 2.2. Funding Procedures. Request for the Loan shall be made by the Borrower by giving notice to the Bank not later than 9:00 a.m., New York, New York time, on a Business Day which is at least three (3) Business Days prior to the date of the requested Loan. Such notice shall be irrevocable, shall be effective upon receipt by the Bank, shall be in writing or by telephone or telecopy transmission and shall specify the date funding of such Loan is requested and the wire instructions for payment thereof to or for the account of the Borrower. Section 2.3. Interest on Obligations.

               (a) Interest Rate. The Borrower hereby agrees to pay interest on the unpaid principal amount of the Loan for the period commencing on the date the Loan is funded by the Bank until the unpaid principal amount thereof is paid in full, at an annual rate equal to the LIBO Rate for the applicable Interest Period; (the "Interest Rate"); provided, however, that from and after the occurrence of an Event of Default and continuing thereafter until such Event of Default shall be fully and completely remedied, the outstanding principal balance of the Note shall bear interest, until paid in full, at a rate equal to the sum of the Interest Rate otherwise in effect with respect to such outstanding principal and (ii) two percent (2%) (the "Default Rate"). In addition, any and all fees, indemnification obligations and other Obligations not paid when due hereunder shall bear interest, until paid in full, at the Default Rate.

               (b) Setting and Notice of Rates. At the end of each Interest Period another Interest Period shall commence automatically and without the consent of the Borrower. The applicable LIBO Rate for each Interest Period shall be determined by the Lender on the second Business Day prior to the beginning of such Interest Period. Each such determination of the applicable LIBO Rate shall be conclusive and binding upon the parties hereto, in absence of demonstrable error.

               (c) Usury Savings Provision. Notwithstanding anything in Section 2.3(a) to the contrary, at no time shall the Borrower be obligated or required to pay interest on any Obligation at a rate which could subject the Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law or contract or agreement to pay. If, under the terms of this Agreement or any other Loan Document, the Borrower is at any time required or obligated to pay interest on any Obligation at a rate in excess of such maximum rate, the rate then in effect shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of any interest thereon due hereunder. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of any Obligation, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Obligation to which such payment applies until payment in full so that the rate or amount of interest on account of any such Obligation does not exceed the maximum lawful rate of interest from time to time in effect and applicable to such Obligation for so long as the Obligation is outstanding.

     Section 2.4. Issuance of Note. The Loan made by the Bank hereunder shall be evidenced by and repayable in accordance with the Note. The aggregate unpaid principal amount of the Note shall bear interest as provided herein and shall be payable in installments as set forth in Section 2.5 and on the Maturity Date or earlier in accordance with Section 8.2.

     Section 2.5. Amortization. Outstanding principal evidenced by the Note shall be repaid as follows:

               (a) Regular  Amortization  of Loan.  Principal of and interest on the Loan shall be payable together in monthly installments ("Amortization Installments") of $35,000 each, on the 20th day of each month, commencing on April 20, 2006, and continuing until and including the Last Principal and Interest Payment Date. Thereafter, interest only shall be paid on the 20th of each month, commencing on the First Interest Only Payment Date and continuing until the Maturity Date, when all unpaid principal of the Loan, and all accrued interest thereon, shall be finally due and payable in full.

                  (b) Additional Amortization of Facility. In addition to Amortization Installments payable in accordance with subsection (a), the Loan shall be payable in its entirety, together with additional compensation computed in accordance with Section 2.13, upon (i) the occurrence of an Event of Loss with respect to the airframe of the Aircraft, payable on the earlier of (A) the date of receipt thereof by the Trustee from the Lessee (or its insurer) or (B) the forty-fifth
         (45th) day after the occurrence of such Event of Loss and (ii) the sale of the Aircraft as contemplated in Section 8.3 hereof, payable on the day of any such sale. Upon payment to the Bank of the prepayment amount required under this subsection (b), the amount thereof shall be applied against the outstanding principal balance of the Loan and the Bank shall release its security interest in all Collateral. Upon satisfaction and payment in full of all Obligations, the excess of the Agreed Value Amount paid on account of any such Event of Loss or sales proceeds, as provided above, shall be paid to the Borrower.

     Section 2.6. Application of Payments. Amortization Installments shall be applied by the Bank first, to accrued and unpaid interest on the outstanding principal balance of the Loan and the remainder, if any, shall be applied to reduce the outstanding principal balance of the Loan; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Bank shall be entitled to apply any payments received from the Borrower to such Obligations and in such order of application as the Bank shall determine in its sole discretion.

     Section 2.7. Computation of Interest and Fees. Interest accruing on the Note shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days.

     Section 2.8. Arrangement Fee. In consideration for the Loan, the Borrower agrees to pay to the Bank an arrangement fee of eight thousand and two hundred and fifty U.S. dollars ($8,250) (the "Arrangement Fee"), payable on the Closing Date, which Arrangement Fee shall be deemed fully earned and non-refundable as of the Closing Date.

     Section 2.9. Use of Proceeds. Proceeds of the Loan shall be used by the Borrower to satisfy and pay outstanding indebtedness of the Borrower secured by the Collateral and, to the extent of any excess, for general corporate purposes.

     Section 2.10. Prepayments. The Borrower from time to time may voluntarily prepay the Loan in whole or in part. Each prepayment of the Loan shall be made upon not less than three (3) Business days prior written notice from the Borrower to the Bank and shall be paid to the Bank not later than 1:00 p.m., New York, New York time, on a Business Day, and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day. Each prepayment of the Loan, whether voluntary or mandatory, shall be accompanied by additional compensation calculated in accordance with Section 2.13.

     Section 2.11. Payments.

                  (a) Making of Payments. All payments of principal of and interest due and the Arrangement Fee shall be made to the Bank at its office in Reykjavik, Iceland not later than 11:00 a.m., New York, New York time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day. All payments shall be directed to a special pledged collateral account opened by the Borrower with the Bank. Any amounts from time to time transferred into such collateral account shall be applied by the Bank in accordance with Section 2.6 hereof.

                  (b) Setoff. The Borrower agrees that the Bank shall have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrower agrees that if at any time any Obligation is due and owing by the Borrower to the Bank under this Agreement at a time when an Event of Default has occurred and is continuing hereunder, the Bank may apply any and all balances, credits, and deposits, accounts or moneys of the Borrower then or thereafter in the possession of such Bank to the payment thereof.

                  (c) Due Date Extension. If any payment of principal or interest or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

     Section 2.12. Taxes. All payments made by the Borrower to the Bank under or in connection with this Agreement or the Note shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of the Bank by the government or other authority of the country, state or political subdivision of the Bank's incorporation or in which the office through which the Bank is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If the Borrower is compelled by law to make any deductions or withholdings on account of any taxes (including any foreign withholding) it will:

                         (i) pay to the  relevant  authorities  the full  amount
                    required to be so withheld or deducted;

                         (ii) pay such additional  amounts  (including,  without
                    limitation, any penalties, interest or expenses) (but only to the extent that such Taxes would have been assessed against a domestic bank under similar situations) as may be necessary in order that the net amount received by the Bank after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Bank would have received had no such deductions or withholdings been made; and

                         (iii) promptly  forward to the Bank an official receipt
                    or other documentation satisfactory to the Bank evidencing such payment to such authorities.

The amount that the Borrower shall be required to pay to the Bank pursuant to the foregoing clause (ii) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which the Bank receives as the result of the Borrower's payment to the relevant authorities as reasonably determined by the Bank; provided, however, that if the Bank shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit (other than as a result of the Bank's gross negligence or willful misconduct), the Borrower shall promptly remit to the Bank the amount certified by the Bank to be the amount necessary to restore the Bank to the position it would have been in if no payment had been made pursuant to this sentence. If any taxes otherwise payable by the Borrower pursuant to the foregoing are directly asserted against the Bank, the Bank may pay such taxes and the Borrower promptly shall reimburse the Bank to the full extent otherwise required under this
Section 2.12. The obligations of the Borrower under this Section 2.12 shall survive any termination of this Agreement.

     Section 2.13. Prepayment Premium. Upon payment of any principal of the Loan in excess of the amounts or prior to the scheduled date for payment thereof, as set forth and described in Section 2.5(a) hereof, whether any such payment is voluntary or mandatory, shall be accompanied by a premium, payable to the Bank in consideration of such payment, in an amount calculated as follows: One-tenth of one percent (0.1%) of the aggregate amount of the principal being prepaid, multiplied by the number of complete three-month periods which would have occurred between the date of such prepayment and the Maturity Date.

                                   ARTICLE III

                              CONDITIONS OF LENDING

     Section 3.1. Conditions Precedent to the Initial Borrowing. The obligation of the Bank to make the Loan on the Closing Date shall become effective on and as of the first date on which the following shall have been delivered, each in form and substance satisfactory to the Bank:

               (a) The Note, properly executed on behalf of the Borrower.

               (b) The Security Documents, each properly executed on behalf of the appropriate Credit Party or the Trustee, as the case may be, together with: (i) properly completed financing statements with respect to each Credit Party to be filed in each jurisdiction which, in the opinion of the Bank, is reasonably necessary to perfect the security interests created by the Security Documents, to the extent such security interest can be perfected by filing; (ii) current searches of appropriate filing offices in each jurisdiction under which a Credit Party is organized or otherwise conducts business showing that no state or federal tax liens have been filed and remain in effect against any Credit Party with respect to any Collateral, and that no financing statements or other notifications or filings have been filed and remain in effect against any Credit Party with respect to any Collateral, other than those for which the Bank has received an appropriate release, termination or satisfaction or those constituting Permitted Liens; (iii) evidence of all insurance required by the terms of the Security Documents, together with certificates and loss payable endorsements showing the Bank as additional insured and loss payee thereunder; (iv) evidence in all respects satisfactory to the Bank that all recordings, filings and registrations required by the Aviation Authority and any other governmental authority (including the International Aircraft Registry) in order to render the Mortgage valid, binding, enforceable and perfected have been duly put into place; (v) an opinion of counsel in the State of Registration confirming, among other things, as a matter of law in the State of Registration, that the Aircraft is or will be registered in the name of the Trustee free and clear of all other liens, mortgages, charges, pledges, security interests, lease, option, title retention agreement, preferential right or trust or any rights of forfeiture, confiscation or detention, except for the Aircraft Lease Agreement and the Mortgage; (vi) evidence that title to the Aircraft is vested in the Trustee, free and clear of any claims, liens, security interests, and other adverse interests; (vii) fully executed by all appropriate parties, releases of any existing mortgages, security interests or other liens affecting the Aircraft, Aircraft Lease Agreement and all other assets constituting Collateral; (viii) a power of attorney in favor of the Bank permitting the Bank, inter alia, to de-register and export the Aircraft from the State of Registration to such state as the Bank shall select, in form and content acceptable to the Bank;
          (ix) a duly executed assignment transferring the Beneficial Interest from AeroCentury II to the Borrower; (x) an acknowledgment from the Trustee acknowledging the transfer of the Beneficial Interest from AeroCentury II to the Borrower and the Collateral Assignment of the Beneficial Interest to the Bank; (xi) fully executed, original copies of the Aircraft Lease Agreement constituting the sole chattel paper copy thereof, together with a determination by the Bank that no amendment to the Aircraft Lease Agreement shall have been executed or delivered except as previously stated herein and that no event of default (as therein defined) shall have occurred and is continuing thereunder. (xii) All certificates and instruments representing the Member's interest in the Borrower, each certificate duly endorsed, in blank, by signing on said certificate or instrument or by signing a separate document of assignment or transfer.

               (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) that the execution, delivery and performance of the Loan Documents and other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the Board of Directors of the Borrower and attaching true and correct copies of the applicable resolutions granting such approval, (ii) that attached to such certificate are true and correct copies of the Organizational Documents of the Borrower, together with such copies, and (iii) the names of the officers of the Borrower that are authorized to sign the Loan Documents and other documents contemplated hereunder, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (d) A certificate of the Secretary or Assistant Secretary of the Member certifying (i) that the execution, delivery and performance of the Pledge Agreement have been duly approved by all necessary action of the Directors of the Member and attaching true and correct copies of the applicable resolutions granting such approval, (ii) that attached to such certificate are true and correct copies of the Organizational Documents of the Member, together with such copies, and (iii) the names of the officers of the Member that are authorized to sign the Pledge Agreement, together with the true signatures of such officers. The Bank may conclusively rely on such certificate until it shall receive a further certificate of the Secretary or Assistant Secretary of the Member canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (e) A favorable opinion of counsel for the Borrower and the Member, in form and substance acceptable to the Bank.

                    (f) Payment of all fees and expenses of the Bank due hereunder and incurred prior to the Closing Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Bank as follows:

     Section 4.1. Existence and Power. The Borrower is a Delaware limited liability company and the Member is a Delaware corporation, in each case duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation. The Credit Parties are each duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary and where failure to obtain such licensing or qualification would have a Material Adverse Effect. Each Credit Party has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party.

     Section 4.2 Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, have been duly authorized by all necessary action and do not and will not (i) require any consent or approval which has not been obtained prior to the date hereof, (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Credit Party or of any Credit Party's Organizational Documents, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Credit Party is a party or by which it or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by any Credit Party.

     Section 4.3. Legal Agreements. Each of the Loan Documents constitutes the legal, valid and binding obligations and agreements of the Credit Party or Credit Parties which are a party thereto, enforceable against such Credit Parties in accordance with its terms, except to the extent that enforcement thereof may be limited by an applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

     Section 4.4. Subsidiaries. The Borrower has no Subsidiaries.

     Section 4.5. Financial Condition; No Adverse Change. The Member has heretofore furnished to the Bank its consolidated audited financial statements for its fiscal year ended December 31, 2005 and those statements fairly present the financial condition of the Member and its Subsidiaries on the dates thereof and the results of the Member's and its Subsidiaries' operations and cash flows for the periods then ended (subject to year-end audit adjustments and without footnotes) and were prepared in accordance with GAAP. Since the date of the financial statements described above, there has not occurred any event or circumstance that would have a Material Adverse Effect.

     Section 4.6. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or the properties of any Credit Party before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to any Credit Party, could reasonably be expected to have a Material Adverse Effect.

     Section 4.7. Regulation U. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 4.8. Taxes. Each Credit Party has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Each Credit Party has filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower, are required to be filed, and each Credit Party has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge or claim whose amount, applicability or validity is being contested by a Credit Party in good faith and by proper proceedings and for which the applicable Credit Party shall have set aside adequate reserves in accordance with GAAP.

     Section 4.9. Assignment of Beneficial Interest; Title to Collateral. AeroCentury II has transferred to the Borrower the Beneficial Interest and such interest is owned by the Borrower free and clear of all security interests, liens, encumbrances, covenants, restrictions, rights and other irregularities in interest. The foregoing transfer has been duly noted and acknowledged by the Trustee and no consent, approval, or authorization of the Lessee is required with respect thereto. The Trustee has good and absolute title to the Aircraft and Aircraft Lease Agreement and all such assets are, as of the date hereof, owned by the Trustee free and clear of all mortgages, security interests, liens, encumbrances, covenants, restrictions, rights and other irregularities in title. The foregoing transfers have been duly noted, registered, filed or recorded, as required by all applicable law and regulation of each and every governmental unit with jurisdiction over either Credit Party or the Trustee or any such assets, including without limitation the State of Registration. No security agreement, financing statement, equivalent security or lien or instrument or continuation statement or other lien, whether voluntary or involuntary, covering all or any part of the Collateral is on file or of record with any governmental agency or bureau or any political subdivision thereof or is otherwise in effect with respect to any such Collateral, except (a) such as may have been filed in connection with the lien of the Bank arising pursuant to the Security Documents or any of them and (b) such as may be satisfied, discharged and removed of record in connection with funding of the Loan hereunder. Section 4.10. Citizenship. The Trustee and each Credit Party is a "citizen of the United States" as that term is used and defined in Section 40102(a)(15) of Title 49, United States Code, as amended.

     Section 4.11. No Default. No default or event of default under the Trust Agreement or the Lease Agreement has occurred and is continuing. Each of the Credit Parties is in compliance with all provisions of all other agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could reasonably be expected to have a Material Adverse Effect.

     Section 4.12. Special Purpose Entity. The Borrower will (a) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Loan Documents, (b) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent, other than as contemplated hereby, (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of any Affiliate,
(d) pay its debts and liabilities (including, as applicable shared personnel and overhead expenses) only from its own assets, (e) do all things necessary under applicable law and its organizational documents to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its certificate of organization or limited liability company agreement, or suffer the same to be amended, modified or otherwise changes, without the prior written consent of the Bank, (f) maintain all of its books, records, financial statements and bank accounts separate from those of any Affiliate, (g) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity, including the Member, correct any known misunderstanding regarding its status as a separate entity, conduct business in its own name, not identify itself as a division or part of the Member and maintain and utilize separate stationary, invoices and checks,
(h) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (i) not engage in or suffer any dissolution, winding-up, liquidation, consolidation or merger in whole or in part, (j) not commingle its funds or other assets with those of any Affiliate or any other Person, (k) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (l) not and will not hold itself out to be responsible for the debts or obligations of any other Person and (m) be formed and organized solely for the purpose of holding, directly or indirectly, the Collateral and not hold or own any assets other than the Collateral and assets related thereto.

     Section 4.13. Submissions to Bank. All financial and other information provided to the Bank by or on behalf of the Borrower or any other Credit Party in connection with the Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations and pro forma condition and results.

     Section 4.14. Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, no Credit Party: (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act; (b) has unreasonably small capital and is not engaged or about to engage in a business or a transaction for which any of its remaining assets are unreasonably small; (c) does, by executing, delivering or performing its obligations under the Loan Documents to which it is a party or by taking any action with respect thereto, intend to, or believe that it will, incur debts beyond its ability to pay them as they mature; (d) does, by executing, delivering or performing its obligations under the Loan Documents to which it is a party or by taking any action with respect thereto, intend to hinder, delay or defraud either its present or future creditors; and (e) expects to file a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction or country, and, to the Borrower's best knowledge, is not the subject of any bankruptcy or insolvency proceedings or similar proceedings under any law of any jurisdiction or country threatened or pending against it.

                                    ARTICLE V

                      AFFIRMATIVE COVENANTS OF THE BORROWER

So long as the Loan shall remain unpaid or outstanding, theBorrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

     Section 5.1. Reporting Requirements. The Borrower will deliver, or will cause the Trustee or the other Credit Party to deliver, to the Bank each of the following, which shall be in form and detail reasonably acceptable to the Bank:

                  (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Member, audited annual financial statements of the Member, prepared on a consolidated basis, with the unqualified opinion of independent certified public accountants selected by the Member and reasonably acceptable to the Bank, which annual financial statements shall include the consolidated balance sheet of the Member as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the Member, for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) a copy of the "management letter" from such accountants to the Member as to the audit then completed (if provided by such accountants), and (ii) a certificate of the Member, substantially in the form of Exhibit B, stating that (1) such financial statements have been prepared in accordance with GAAP, (2) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (3) all relevant facts in reasonable detail to evidence, and the computations as to whether or not the Member is in compliance with the Financial Covenants;

                  (b) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, unaudited annual financial statements of the Borrower, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the Borrower, substantially in the form of Exhibit B, stating that (1) such financial statements have been prepared in accordance with GAAP and (2) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) as soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter, an unaudited/internal consolidated balance sheet of each Credit Party as at the end of such fiscal quarter and related consolidated statements of income, cash flow and retained earnings of each Credit Party as at the end of such fiscal quarter and for the year-to-date period then ended, in reasonable detail and stating in comparative form, the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and without footnotes; accompanied by a certificate of each Credit Party, substantially in the form of Exhibit C, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and without footnotes, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) (as to the Member) all relevant facts in reasonable detail to evidence, and the computations as to whether or not the Member is in compliance with the Financial Covenants;

                   (d) promptly after the commencement thereof, notice in writing of all uninsured litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 4.6 or which (i) seek a monetary recovery against the Borrower in excess of $250,000; or (ii) if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect;

                  (e) promptly after sending or filing thereof, copies of all regular and periodic financial reports which the Member shall file with the Securities and Exchange Commission or any national securities exchange, including (without limitation) each and every Form 8-K issued by the Member;

                  (f) as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of the Borrower obtains knowledge of the occurrence of a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower setting forth the steps being taken by the Borrower to cure the effect of such Default or Event of Default;

                  (g) promptly upon obtaining knowledge thereof, notice of the occurrence of any Lease Default, any Event of Loss or the violation by any Credit Party of any law, rule or regulation, the non-compliance with which could reasonably be expected to have a Material Adverse Effect; and

                  (h) such information (in addition to that specified elsewhere in this Section) respecting the financial condition of the Borrower or any other Credit Party as the Bank may from time to time reasonably request.

     Section 5.2. Books and Records; Inspection and Examination. The Borrower will keep, and will cause the Trustee (with respect to the Collateral) and each other Credit Party to keep, accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP consistently applied and, upon request of the Bank, will permit, and will cause the Trustee (with respect to the Collateral) and each other Credit Party to permit, any officer, employee, attorney or accountant for the Bank to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower, the Trustee (with respect to the Collateral), or any other Credit Party at all reasonable times during ordinary business hours. The Borrower will permit, and will cause the Trustee (with respect to the Collateral) and each other Credit Party to permit, the Bank or its employees, accountants, attorneys or agents, to examine and inspect any property of the Borrower or any other Credit Party (with respect to the Collateral) at any time during ordinary business hours; provided, that the Bank will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to the operations of the Borrower and the other Credit Parties.

     Section 5.3. Compliance with Laws. The Borrower will, and will cause the Trustee (with respect to the Collateral) and each other Credit Party to, (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to have a Material Adverse Effect, and (b) use and keep its assets and require that others use and keep its assets, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 5.4. Payment of Taxes and Other Claims. The Borrower will, and will cause each other Credit Party to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by such, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower or any other Credit Party; provided, that neither the Borrower nor the Trustee or any other Credit Party shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Borrower or the Trustee and such other Credit Party, as applicable, has set aside adequate reserves in accordance with GAAP.

     Section 5.5. Maintenance of Properties. The Borrower will, or will cause the Trustee (with respect to the Collateral) and each other Credit Party to, keep and maintain all of its properties related to the Collateral in good condition, repair and working order (normal wear and tear excepted); provided, however, that nothing in this Section 5.5 shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of such Credit Party, desirable in the conduct of such Credit Party's business and not disadvantageous in any material respect to the Bank.

     Section 5.6. Insurance. The Borrower will, or will cause the Trustee (with respect to the Collateral) and each other Credit Party and the Lessee to, obtain and at all times maintain insurance with insurers believed by it to be responsible and reputable in such amounts and against such risks (including, without limitation, business interruption) as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates and otherwise satisfactory to the Bank in its reasonable discretion, which, while the Aircraft is in operation by Lessee or other operator shall be at least as broad and in such amount as required under the Lease Agreement in effect as of such date, and if the Aircraft is at any time not subject to the Aircraft Lease Agreement, the Borrower will ensure, or will cause the Trustee to ensure, that the Aircraft is insured in accordance with such terms and conditions as the Bank shall require in its reasonable discretion. The Borrower will deliver, or will cause the Trustee and each other Credit Party to deliver, policies or certificates evidencing such insurance to the Bank.

     Section 5.7. Preservation of Existence. The Borrower will, and will cause each other Credit Party to, preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 5.8. Financial Covenants. The Borrower will cause the Member to at all times comply with the following financial covenants (the "Financial Covenants"):

               (a) so long as the Member has senior debt outstanding, the Member will comply with each and every financial covenant therein contained unless the Member shall obtain an appropriate waiver from all holders of such senior debt;

               (b) the Member shall provide to the Bank copies of all credit agreements with the Member's senior lenders, together with all amendments thereto, and copies of the same financial covenant computation and compliance certificates, as are required under such senior debt documents; and

               (c) in the event the senior debt of the Member is repaid or the Member is no longer subject to financial covenants thereunder, the financial covenants most recently in effect with respect to such senior debt so repaid or refinanced shall be deemed incorporated into this Agreement as fully as if such financial covenants were set forth and described herein and the Borrower shall provide the Bank with a copy thereof. From time to time upon request of the Bank, the Borrower shall obtain and deliver to the Borrower current copies of all then current senior debt credit agreements applicable to the Member setting forth all financial covenants to which the Member is subject thereunder.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as the Note shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Bank shall otherwise consent in writing:

     Section 6.1. Liens. The Borrower will ensure, or will cause the Trustee to ensure, that there shall be no mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any Collateral or any other assets of the Borrower, now owned or hereafter acquired, to secure any indebtedness; excluding from the operation of the foregoing liens on the Collateral granted to the Bank (herein "Permitted Liens").

     Section 6.2. Indebtedness. The Borrower will not incur, create, assume, permit or suffer to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except Obligations arising hereunder and trade payables incurred in the ordinary course of business with respect to the ownership, operation or maintenance of any Collateral.

     Section 6.3. Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person.

     Section 6.4. Investments. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or create or acquire any Subsidiary or make any investment or acquire any interest whatsoever in, any other Person.

     Section 6.5. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) or suspend its usual and ordinary business activities. The Borrower will not, and will not permit the Trustee to, sell, lease, assign, transfer or otherwise dispose of any interest in the Aircraft or the Lease Agreement.

     Section 6.6. Consolidation and Merger. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) substantially all of the assets of any other Person.

                                   ARTICLE VII
            REPRESENTATIONS AND COVENANTS WITH RESPECT TO COLLATERAL

     Section 7.1. Representations and Covenants. Borrower represents, warrants, covenants and agrees as follows with respect to the Collateral:

               (a) Aircraft Lease Agreement Enforceable. The Aircraft Lease Agreement is in full force and effect, and has been duly authorized by the Lessee by all necessary corporate action, and constitutes the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, except as limited by applicable bankruptcy, insolvency and similar laws affecting the right of creditors generally. The signature of the Lessee on the Aircraft Lease Agreement is genuine.

               (b) Documentation Complete. All existing signed copies of the Aircraft Lease Agreement conform in all respects to the original copy thereof which has been delivered to the Bank and the entire agreement with the respective Lessee is embodied solely in the documentation furnished to Bank.

               (c) Clear Title. The Trustee is the 100% owner of the Aircraft and Aircraft Lease Agreement and has no participants or co-owners therein. Trustee has good and marketable title to the Aircraft Lease Agreement free and clear of all security interests, liens, and other encumbrances and rights, and the Trustee has good and marketable title to the Aircraft free and clear of all security interests, liens and other encumbrances and rights. Borrower is the 100% owner of the Beneficial Interest and has no participants or co-owners therein. Borrower has good and marketable interest to the Beneficial Interest free and clear of all security interests, liens, and other encumbrances and rights.

               (d) Proper Filings and Registration. The Aircraft, and to the extent required under the law of the State of Registration, the Aircraft Lease Agreement, is registered in the name of the Trustee with the Aviation Authority and the civil aircraft register of the State of Registration and the Trustee is noted as owner of the Aircraft and that the Mortgage granted in favor of the Bank is noted on such register. The Borrower has ensured that all necessary registrations and notices to perfect and protect the Security Documents, including as may be required from time to time in the State of Registration, to perfect the Borrower's title to, and the Bank's rights in, the Aircraft and the Aircraft Lease Agreement in accordance with any law giving effect to the Convention of the International Recognition of Rights in Aircraft signed at Geneva, Switzerland on 19 June 1948. If at any time, with the consent of the Bank, the Aircraft is to be registered outside the State of Registration, the Borrower shall procure the re-registration of the Aircraft and the execution and registration of the Mortgage in favor of the Bank, the Mortgage to be in such form and content as the Bank may require.

               (e) Compliance with Laws. The Aircraft Lease Agreement complies with all applicable laws and regulations, and all required disclosures have been made with respect thereto.

               (f) Aspects of Aircraft Lease Agreement. The amount of each installment of rent to be paid under the Aircraft Lease Agreement and the scheduled frequency of rental payments (monthly, quarterly, etc.) is as set forth in the Aircraft Lease Agreement delivered by the Borrower to the Bank. There is no servicing fee or other amount that any third party may offset against payment of such rental payments to the Borrower or the Bank. The Aircraft Lease Agreement is noncancellable by the Lessee thereunder during its scheduled term except as provided in the documents constituting the Aircraft Lease Agreement furnished to Bank on or before the date the Loan is made. There are no options to purchase or other agreements whereby the Lessee of the Aircraft Lease Agreement or any other party has the right to acquire the Aircraft at the end of or during the Aircraft Lease Agreement term other than as provided in the Aircraft Lease Agreement. The rental payment under the Aircraft Lease Agreement constitutes only basic rent for use of the Aircraft and contains no element for sales or use taxes, maintenance, licensing fee, or any other matter that is payable to the Borrower or any third party except as separately disclosed in the Aircraft Lease Agreement by dollar amount.

                  (g) Payment of Rent to Bank. The amount of each installment of rent paid under the Aircraft Lease Agreement, together with any and all other payments, fees, indemnities, reimbursements, prepayments, insurance proceeds, Agreed Value and all other amounts payable thereunder, shall be paid by Lessee solely and directly to the Bank for application to Obligations in accordance with Section 2.6. The Borrower will ensure that the Trustee will join with the Bank in providing an instruction to the Lessee to effect the foregoing and that the Trustee shall not take any action to withdraw, rescind or countermand any such instruction unless and until the Loan and all other Obligations shall have been satisfied and paid in full.

                  (h) Aircraft Delivery. The Aircraft covered by the Aircraft Lease Agreement has been delivered and accepted in a condition satisfactory to the Lessee, is in existence as of the Closing Date and, to the best knowledge of the Borrower, no Event of Loss or other material loss or damage has occurred and is continuing unremedied as of the Closing Date.

                  (i) No Default. No payment due under the Aircraft Lease Agreement is currently past due, no nonpayment default is in existence under the Aircraft Lease Agreement and Borrower has no knowledge that the Lessee is asserting or has any basis to assert any defense, setoff, or counterclaim to its obligations under the Aircraft Lease Agreement. The Trustee has not granted any extensions or waivers under the Aircraft Lease Agreement during the period since the term of the Aircraft Lease Agreement began.

                  (j) Taxes Paid. All personal property, sales, and use taxes due and payable with respect to the Aircraft Lease Agreement and the Aircraft have been fully paid.

                  (k) Lessee Consent. No consent of the Lessee is required for the Trustee to grant a security interest in, and assign and transfer, the Aircraft Lease Agreement to the Bank hereunder or, if required, it has been obtained.

                  (l) No Changes to Aircraft Lease Agreement; Records. Borrower will not permit the Trustee to modify, amend, reduce or terminate the terms of, waive any provision of, anticipate the rent under, change the rental payment schedule of, release or accept the surrender of, permit any voluntary prepayment or payoff from the Lessee of, declare a default under, or exercise any right or remedy under, the Aircraft Lease Agreement, without in each case first obtaining the prior written consent of the Bank. The Borrower shall ensure that the Trustee will perform all of its duties and obligations under the Aircraft Lease Agreement, and keep accurate books, records and accounts with respect to the Aircraft Lease Agreement.

                  (m) Original Aircraft Lease Agreement. The Borrower has delivered to the Bank the original of the Aircraft Lease Agreement and the Trust Agreement.

                  (n) Payment of Taxes. Borrower will pay, or will cause the Trustee to pay, all sales, use, personal property and other taxes levied or assessed against the Aircraft in connection with the Aircraft Lease Agreement prior to the date on which penalties attach thereto.

                  (o) Insurance, Maintenance and Registration. The Borrower will ensure, or will cause the Trustee to ensure, that the Aircraft is insured, maintained and registered, and kept insured, maintained and registered, in such manner as companies engaged in a similar business and owning similar properties in the same general area and otherwise satisfactory to the Bank, and in accordance with all terms and conditions of the Aircraft Lease Agreement currently in effect, and if the Aircraft is at any time not subject to the Aircraft Lease Agreement, the Borrower will, or will cause the Trustee to, insure, maintain and register the Aircraft in accordance with such terms and conditions as the Bank shall require in its reasonable discretion. If at any time the Aircraft is not so insured, maintained and registered, the Aircraft shall be grounded, insured to the Bank's satisfaction and stored at a location acceptable to the Bank and in accordance with the manufacturer's recommendations.

                  (p) Inspection Rights; Reports. Borrower will permit, and will cause the Trustee to permit, the Bank and its agents to examine Trustee's books and records with respect to the Aircraft Lease Agreement and make extracts therefrom and copies thereof at any time and from time to time during normal business hours upon reasonable notice, and cause the Trustee to furnish such information and reports to the Bank regarding the Aircraft Lease Agreement, and the Aircraft as the Bank may from time to time request. The Aircraft, together with all applicable reports and records, shall be physically inspected by an appraiser appointed by the Bank within one (1) month from the Closing Date and thereafter annually, and upon such other occasions as the Bank shall reasonably require. The Borrower shall ensure that the Bank and its agents are afforded all necessary facilities to inspect and survey the Aircraft, provided the Bank shall give the Borrower reasonable notice and shall conduct such inspections or surveys at such times as shall not interfere with the normal operation of the Aircraft. The Borrower shall pay or reimburse the Bank for all costs and expenses incurred in connection with any such inspection; provided, however, that the Bank shall not require reimbursement for any single inspection in excess of $5,000.

                  (q) Protection of Aircraft. The Borrower will take, and will cause the Trustee to take, all reasonable actions to prevent any acts which could reasonably be expected to result in the Aircraft being confiscated, seized, taken in execution, impounded, forfeited, detained and exercised or purported exercise of any possessory lien, statutory right or other claim or otherwise removed from the possession of the Borrower or the Lessee, as applicable, and if any such confiscation, seizure, execution, impounding, forfeiture or detention occurs, the Borrower will, or will cause the Trustee to, promptly so advise the Bank in writing, and will use all reasonable efforts to procure the immediate release of the Aircraft.

                  (r) No Disposition of Collateral or Proceeds. Borrower will not permit the Trustee to sell, transfer, lease, or grant a security interest in or other lien on the Aircraft, or pledge, assign, discount or grant a security interest in the Aircraft Lease Agreement, without in each case the prior written consent of the Bank. Borrower will ensure that the Trustee will keep the Aircraft Lease Agreement and the Aircraft free and clear of all liens and security interests except those created by or arising through Bank and those and those created by the Aircraft Lease Agreement.

                  (s) Assignment of Insurance. Borrower will cause the Trustee to assign to the Bank, as additional security for payment of the Loan and all other Obligations under this Agreement, any and all moneys due or to become due under and all other rights of the Trustee with respect to, any and all policies of physical damage insurance covering the Aircraft, and the Borrower will cause the Trustee to direct the issuer of any such policy to pay any such moneys directly to the Bank. Both before and after an Event of Default, Bank may (but need not) in its own name or in Trustee's name execute and deliver proofs of claim, receive such moneys, endorse checks and other instruments representing such moneys, and settle or litigate any claim against the issuer of any such policy.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     Section 8.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) default in the payment of an Amortization Installment or any other principal of or interest on the Loan when it becomes due and payable; or

                  (b) default in the payment of any fees, costs or expenses required to be paid by the Borrower under this Agreement or any other Loan Document and the continuation of such default for more than three (3) Business Days; or

                  (c) default in the performance, or breach, of any Financial Covenant; or

                  (d) default in the performance, or breach, of any covenant or agreement on the part of any Credit Party or the Trustee contained in any Loan Document; or

                  (e) default in the performance, or breach, of any covenant or agreement of the Borrower in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with) or in any other Loan Document and the continuance of such default or breach for a period of thirty (30) calendar days after written notice thereof has been given to the Borrower by the Bank; or

                  (f) any Credit Party shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Credit Party shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Credit Party; or any Credit Party shall institute (by petition, application, answer, consent or otherwise) any insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against such Credit Party; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of such Credit Party and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

                  (g) a petition naming any Credit Party as debtor shall be filed under the United States Bankruptcy Code and, if such petition is an involuntary petition filed against any such Credit Party, such involuntary petition is not dismissed within thirty (30) calendar days after its filing; or

                  (h) a writ of attachment or garnishment or similar process shall be issued against or served upon the Bank with respect to any property of the Borrower or any other Credit Party in the possession of the Bank having a value in excess of $250,000; or

                  (i) any representation or warranty made by the Borrower or any other Credit Party in any Loan Document or by the Borrower (or any of its officers) in any request for a Borrowing, or in any other certificate, instrument, or statement contemplated by or made or delivered pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made; or

                  (j) the rendering against a Credit Party of a final judgment, decree or order for the payment of money in excess of $250,000 (unless the payment of such judgment is fully insured) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of sixty (60) consecutive calendar days without a stay of execution; or

                  (k) a default (whether payment, covenant or otherwise) under any bond, debenture, note, securitization agreement or other evidence of indebtedness or similar obligation of any Credit Party or under any security agreement or other security document securing payment of any such indebtedness (other than a default with respect to the Obligations otherwise addressed in this Section 8.1) or under any indenture or other instrument under which any such evidence of indebtedness or similar obligation has been issued or by which it is governed (provided, that, in each case, the aggregate face amount of the obligations or indebtedness evidenced or secured thereby is $100,000 or greater) and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture or other instrument; or

                  (l) any Credit Party shall liquidate, dissolve, terminate or suspend its normal business operations, or shall sell all or substantially all of its assets (except as permitted by Article VI); or

                  (m) a Change of Control shall occur; or (n) a material adverse change shall occur in the business, financial condition, operations or prospects of any Credit Party or on the ability of any such Credit Party to perform its obligations under any Loan Document to which such Credit Party is a party; or

                  (o) a lapse of, or failure to maintain, insurance coverage on the Aircraft as required to be maintained under the Aircraft Lease Agreement, under this Agreement; or

                  (p) subject to Section 8.3 hereof, the occurrence of a Lease Default and the continuance of such Lease Default for ninety (90) days; provided, that, if at any time during such ninety (90) day period (i) the Trustee shall not be taking all appropriate steps that a prudent aircraft lessor should be taking in connection with such Lease Default or (ii) the Bank shall reasonably determine that the Aircraft has been placed in greater risk of loss or damage or the lien of the Mortgage has been or could be jeopardized as a result of such Lease Default, the grace period described herein shall terminate; or

                  (q) subject to Section 8.3 hereof, the Aircraft or the Trustee's interest in the Aircraft Lease Agreement shall be encumbered, sold, transferred, assigned, leased or otherwise disposed of without the prior written consent of the Bank or the Beneficial Interest shall be terminated, transferred or assigned without the prior written consent of the Bank; or

                  (r) the Bank in its reasonable discretion finds unsatisfactory, the report documenting the results of the physical inspection and appraisal of the Aircraft, all log books, records, reports and documentation related thereto, all documents recorded in the applicable registry of the State of Registration with respect to the Aircraft and any documents referred to therein which pertain to the Aircraft and which are not otherwise so recorded in such registry, and such other inspection and inquiry as the Bank may deem appropriate with respect to the condition of the Aircraft or any component thereof or title thereto, and the Borrower shall fail to cure any deficiency relating to such inspection within ninety (90) days after written notice of such deficiency has been delivered to the Borrower by the Bank; provided that, if at any time during such ninety (90) day period
          (i) the Borrower or the Trustee shall not be taking all appropriate steps that a prudent aircraft owner should be taking in connection with such deficiency or (ii) the Bank shall reasonably determine that the Aircraft has been placed in greater risk of loss or damage as the result of such deficiency, the grace period described herein shall terminate.

     Section 8.2. Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Bank, the Bank may exercise any or all of the following rights and remedies:

               (a) by notice to the Borrower, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

               (b) without notice to the Borrower and without further action, apply any and all monies owing by the Bank to the Borrower to the payment of the Note, including interest accrued thereon, and of all other Obligations then owing by the Borrower hereunder; and

               (c) exercise any rights available to it under the Security Documents and any other rights and remedies available to the Bank by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(f) or (g) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or notice of any kind.

     Section 8.3. Remarketing Period. If the Aircraft Lease Agreement is terminated (with the consent of the Lender) following the occurrence of a Lease Default, early termination or otherwise, such termination of the Aircraft Lease Agreement will not constitute an Event of Default under Section 8.1(p) or (q) hereof until a period of six (6) months has elapsed from the date of occurrence of such termination, provided that:

               (a) no other Event of Default has occurred and is continuing hereunder;

               (b) the Borrower continues to make all interest payments due under the Loan on the due date for payment thereof (no principal payments will be due during such period);

               (c) the Bank has determined that there is no greater risk of loss or damage to the Aircraft or that the lien of the Mortgage in the Aircraft is placed in jeopardy as a result of the Aircraft Lease Agreement termination;

               (d) the Borrower ensures that the Trustee takes and continues to take all action which the Bank reasonably considers that a prudent lessor of commercial aircraft should take to repossess and remarket the Aircraft; and

               (e) the Borrower ensures that the Trustee promptly obtains possession of the Aircraft and Aircraft is properly and safely stored and insured in a manner acceptable to the Bank, at the Trustee's sole cost and expense. If any of the foregoing conditions are not satisfied at any time during the specified six (6) month period, any such termination of the Aircraft Lease Agreement shall constitute an immediate Event of Default under this Agreement and the Bank shall be entitled to exercise all rights and remedies available to it hereunder and under the Security Documents. If the Aircraft is sold during such remarketing period, proceeds of any such sale shall be applied in accordance with Section 2.5(b) hereof; provided, however, that if an Event of Default has occurred and is continuing as of the date of any such sale, all proceeds thereof shall be applied by the Bank to such Obligations as the Bank shall determine. The Borrower shall not allow the Trustee to be entitled to re-lease the Aircraft subject to a terminated Aircraft Lease Agreement without first obtaining the prior written consent of the Bank, which consent may be withheld by the Bank in its sole and absolute discretion.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2. Amendments, Requested Waivers, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3. Addresses for Notices, Etc. Except as otherwise expressly provided herein or in any other Loan Document, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and mailed or delivered to the applicable parties at their respective addresses set forth on the execution pages hereto (or, with respect to notice to the Member, at the address specified on the execution page of its Pledge), or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.3. All such notices, requests, demands and other communications, when delivered, shall be effective upon actual delivery and when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid, except that notices or requests to the Bank pursuant to any of the provisions of Article II shall not be effective until received by the Bank.

     Section 9.4. Participations. The Bank may grant participations in all or any portion of the Note and this Agreement to any institutional investor without the consent of the Borrower, provided that the grant of any such participation shall be without cost or expense to the Borrower and shall not adversely affect any withholding or other tax matters applicable to the Borrower. The Borrower will provide such cooperation as the Bank shall reasonably request in granting such participations and hereby acknowledges and agrees that any such participant may rely on, and possess all rights under, any opinions, certificates or other instruments or documents delivered under or in connection with any Loan Document.

     Section 9.5. Disclosure of Information. The Borrower authorizes the Bank to disclose to any participant or assignee of the Bank (each a "Transferee") and any prospective Transferee any and all financial and other information in the possession of the bank concerning the Borrower or any other credit Party which has been or hereafter is delivered to the Bank by the Borrower pursuant to this Agreement or which has been or is hereafter delivered to the Bank by the Borrower in connection with the credit evaluation of the borrower or any other Credit Party by the Bank prior to entering into this Agreement. The Bank will promptly notify the Borrower of the distribution of any such information.

     Section 9.6.  Costs and Expenses.  The Borrower will reimburse the Bank for
(a) any and all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and expenses paid or incurred by the Bank in connection with the preparation of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby (which amount shall be paid on the Closing Date or as soon thereafter as demand is made therefor) and the negotiation of any amendments, modifications or extensions to or of any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions, (b) customary transaction fees of the Bank incurred in connection with the loans contemplated hereby, (c) fees in connection with any audits or inspections by the Bank of the operations or business of the Borrower or any other Credit Party, whether conducted at a Credit Party's premises or at the Bank's premises, not to exceed, however, $4,000 with respect to any individual audit or inspection, and (d) any and all other reasonable out-of-pocket costs and expenses incurred by the Bank in connection with any of the transactions contemplated hereby. The Borrower will reimburse the Bank for any and all costs and expenses incurred by the Bank in connection with the enforcement of any of the rights or remedies of the Bank under any of the Loan Documents or under applicable law, whether or not suit is filed with respect thereto.

     Section 9.7. Indemnity.  In addition to the payment of expenses pursuant to
Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Bank and its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents (the "Indemnitees"), from and against (i) any claim, loss or damage to which any Indemnitee may be subjected as a result of any past, present or future operation, existence, use, transportation or disposal of any Collateral or with respect to any property owned, leased or controlled by any Credit Party, (ii) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority (excluding income or gross receipts taxes) by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of any Advances, and (iii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with, the making of any Advances or entering into this Agreement or any other Loan Documents or the use or intended use of the proceeds of the Advances, excepting, however, from the foregoing any such liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulting from the willful misconduct or gross negligence of any Indemnitee. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 9.7 shall survive termination of this Agreement and the discharge of the Obligations.

     Section 9.8. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.9. Governing Law; Jurisdiction; Waiver of Jury Trial.

               (a) Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflicts of law principles), except to the extent expressly provided to the contrary in any Loan Document.

               (b) Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.9(b) shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

                  (c) WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

     Section 9.10. Integration; Inconsistency. This Agreement, together with the other Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. If any provision of a Loan Document is inconsistent with or conflicts with a comparable or similar provision appearing in this Agreement, the comparable or similar provision in this Agreement shall govern.

     Section  9.11.  Agreement   Effectiveness.   This  Agreement  shall  become
effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

     Section 9.12. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

     Section  9.13.  Judicial  Interpretation.  Should  any  provision  of  this
Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

     Section 9.14. Binding Effect; No Assignment by Borrower. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, that, the Borrower may not assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of the Bank.

     Section 9.15. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.16. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                            [Signature Page Follows]

                      (Signature Page to Credit Agreement)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:                                                              AEROCENTURY INVESMENTS VI, LLC
AeroCentury Investments VI, LLC
c/o AeroCentury Corp.                                                 By  ______________________________
1140 Chapin Avenue                                                    Name: ____________________________
Suite 310                                                             Its: _______________________________
Burlingame, CA  94010
Attn:  _____________________
Telecopy No. _______________




Address:                                                              LANDSBANKI ISLANDS HF.

Landsbanki Islands hf.                                                By    _______________________________
Corporate Banking                                                     Name: _____________________________
Hafnarstraeti 5                                                       Its: ________________________________
101 Reykjavik, Iceland
Attn:  Omar K. Johannesson
Telecopy No. ________________



                          [EXHIBITS OMITTED FROM FILING]